EXHIBIT 99.1

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES

Date Received:	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a Subsequent effective date within 90 days after received Date is stated in the document.
Name MICHAEL G. WOOLDRIDGE
Address P.O. BOX 352
City State Zip GRAND RAPIDS MI 49501-0352	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

            Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: INDEPENDENT BANK CORPORATION
2.	The identification number assigned by the Bureau is: 136863
3.

The first paragraph of Article III of the Amended and Restated Articles of Incorporation is hereby amended to read as follows:

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is five hundred million two hundred thousand (500,200,000) shares, of which five hundred million (500,000,000) shares shall be common stock, par value of $1.00 per share, and two hundred thousand (200,000) shares shall be series preferred stock, without par value.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.  Profit or Nonprofit Corporation:  for amendment adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of ___________________, __________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ___ day of __________, ____
(Signature) (Type or Print Name) (Signature) (Type or Print Name)	(Signature) (Type or Print Name) (Signature) (Type or Print Name)

5.  Profit Corporation Only:  Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation was duly adopted on the 29th day of January, 2010, by the: (check one of the following)

[X]	shareholders at a meeting in accordance with Section 611(3) of the Act.
[_]

written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act.  Written notice to shareholders who have not consented in writing has been given.  (Note:  Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

[_]	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.
[_]	board of a profit corporation pursuant to section 611(2) of the Act.
Profit Corporations and Professional Service Corporations Signed this 29th day of January, 2010 By (Signature of an authorized officer or agent) Robert N. Shuster (Type or Print Name)